UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2014

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The Executive Committee of the Board of Directors of Fluor Corporation (the “Company”) has authorized an increase of 10,000,000 shares to the Company’s existing share repurchase program, bringing the Company’s authorization for share repurchases up to approximately 17,400,000 shares, net of shares already repurchased. This authorization is conditioned on completion of a public offering of the Company’s senior notes.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Fluor Corporation on November 18, 2014 announcing the increase of its share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 18, 2014	FLUOR CORPORATION

	By:	/s/ Biggs C. Porter
Biggs C. Porter,
Executive Vice President and Chief Financial Officer

FLUOR CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Fluor Corporation on November 18, 2014 announcing the increase of its share repurchase program.